UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 13, 2007

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 13, 2007, the Board of Directors (the “Board”) of Liquidity Services, Inc. (the “Company”) approved and adopted an amended Code of Business Conduct and Ethics (the “Code”) applicable to its employees, officers and members of the Board of Directors (each individually, a “Company Person”).

The Code has been amended in the following manner:

•                     The Code was amended to include an explicit prohibition on providing or receiving gifts from government personnel (except where permitted by law, such as gifts of nominal value or meals at a widely attended event).   The Code that was in effect prior to August 13, 2007 prohibited such gifts pursuant to a blanket prohibition on violation of law.

•                     The Code was amended to prohibit Company Persons from giving or accepting gifts or entertainment from current or potential private sector customers or suppliers, except when such gifts or entertainment (i) have a value of $250 or less or (ii) are of reasonable or customary value and are given or accepted in the course of conducting business, as approved by the General Counsel by category or as otherwise appropriate.  All offers of such prohibited gifts and entertainment must be disclosed in writing to the General Counsel.

A copy of the Code is attached hereto as Exhibit 14.1, and the description of the terms of the amendments to the Code in this Item 5.05 is qualified in its entirety by reference thereto.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

14.1                           Liquidity Services, Inc. Code of Business Conduct and Ethics, dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: August 16, 2007	By:	/s/ James E. Williams
		Name:	James E. Williams
		Title:	Vice President, General Counsel and
Corporate Secretary